Exhibit 99.1
CROSS COUNTRY HEALTHCARE TO ATTEND THE MORGAN STANLEY 22ND ANNUAL GLOBAL HEALTHCARE CONFERENCE AND THE 17TH ANNUAL BARRINGTON RESEARCH VIRTUAL FALL INVESTMENT CONFERENCE

BOCA RATON, Fla.—August 21, 2024—Cross Country Healthcare, Inc. (the “Company”) (Nasdaq: CCRN) announced today that it is scheduled to participate in two upcoming conferences:

•The Morgan Stanley 22nd Annual Global Healthcare Conference taking place September 4-6, 2024 at the Marriott Marquis in New York City. John Martins, President & Chief Executive Officer and Josh Vogel, Vice President, Investor Relations, will participate in one-on-one investor meetings on Thursday, September 5. No formal presentation will be made.

•The 17th Annual Barrington Research Virtual Fall Investment Conference taking place September 12, 2024. William J. Burns, Executive Vice President & Chief Financial Officer and Josh Vogel, Vice President, Investor Relations will participate in one-on-one investor meetings. No formal presentation will be made.
About Cross Country Healthcare
Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 38 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights. Diversity, equality, and inclusion is at the heart of the organization’s overall corporate social responsibility program, and closely aligned with our core values to create a better future for its people, communities, and its stockholders.
Copies of this and other news releases, as well as additional information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company's press releases, filings with the Securities and Exchange Commission, and other notices by e-mail.
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For further information, please contact:
Cross Country Healthcare, Inc.
Josh Vogel, Vice President, Investor Relations
561-237-8310
jvogel@crosscountry.com